EXHIBIT 21

BROWN & BROWN, INC.
ACTIVE SUBSIDIARIES

Florida Corporations:

B & B Insurance Services, Inc.
Champion Underwriters, Inc.
Finwall & Associates Insurance, Inc.
Madoline Corporation
Physician Protector Plan Risk Purchasing Group, Inc.
Program Management Services, Inc.
Rankin & Rankin, Inc.
Ross Insurance of Florida, Inc.
Signature Insurance Group, Inc.
Spencer & Associates, Inc.
The Benefit Group, Inc.
The Connelly Insurance Group, Inc.
Underwriters Services, Inc.
United Benefits, Inc.

Foreign Corporations:

A.G. General Agency, Inc. (TX)
Acumen Re Management Corporation(DE)
AFC Insurance, Inc. (PA)
American & British Excess, Inc. (VA)
Benesys, Inc. (LA)
Brown & Brown Agency of Insurance Professionals, Inc. (OK)
Brown & Brown Aircraft Acquisition Co. (DE)
Brown & Brown Insurance Agency of Virginia, Inc. (VA)
Brown & Brown Insurance Benefits, Inc. (TX)
Brown & Brown Insurance of Arizona, Inc. (AZ)
Brown & Brown Insurance of Georgia, Inc. (GA)
Brown & Brown Insurance of Nevada, Inc. (NV)
Brown & Brown Insurance Services of El Paso, Inc. (TX)
Brown & Brown Premium Finance Company, Inc. (VA)
Brown & Brown Insurance Services of San Antonio, Inc.(TX)
Brown & Brown Insurance Services of Texas, Inc. (TX)
Brown & Brown Metro, Inc. (NJ)
Brown & Brown of Arkansas, Inc. (AR)
Brown & Brown of California, Inc. (CA)
Brown & Brown of Central Oklahoma, Inc. (OK)
Brown & Brown of Colorado, Inc. (CO)
Brown & Brown of Connecticut, Inc. (CT)
Brown & Brown of GF/EGF, Inc. (ND)
Brown & Brown of Illinois, Inc. (IL)
Brown & Brown of Iowa, Inc. (IA)
Brown & Brown of Michigan, Inc. (MI)
Brown & Brown of Minnesota, Inc. (MN)
Brown & Brown of Mississippi, Inc. (MS)
Brown & Brown of Missouri, Inc. (MO)
Brown & Brown of New Jersey, Inc. (NJ)
Brown & Brown of New York, Inc. (NY)
Brown & Brown of North Dakota, Inc. (ND)
Brown & Brown of Ohio, Inc. (OH)
Brown & Brown of South Carolina, Inc. (SC)
Brown & Brown of Tennessee, Inc. (TN)
Brown & Brown of Washington, Inc. (WA)
Brown & Brown of West Virginia, Inc. (WV)
Brown & Brown of Wisconsin, Inc. (WI)
Brown & Brown of Wyoming, Inc. (WY)
Brown & Brown Re, Inc. (CT)
Brown & Brown Realty Co. (DE)
Graham-Rogers, Inc. (OK)
Huffman & Associates, Inc. (GA)
Huval Insurance Agency, Inc. (LA)
John Manner Insurance Agency, Inc. (DE)
Logan Insurance Agency, Inc. (VA)
McKinnon & Mooney, Inc. (MI)
Peachtree Special Risk Brokers of New York, LLC (NY) (Brown owns (100%)
Peachtree Special Risk Brokers, LLC (GA) (Brown owns 75%)
Poe & Brown of North Carolina, Inc. (NC)
RAI of Mississippi, Inc. (MS)
RAI of Oklahoma, Inc. (OK)
RAI, Inc. (AR)
Roswell Insurance & Surety Agency, Inc. (NM)
Technical Risks, Inc. (TX)
The Flagship Group, Ltd. (VA)
The Young Agency, Inc. (NY)
Unified Seniors Association, Inc.
WMH, Inc. (GA)

Indirect Subsidiaries:

Automobile Insurance Agency of Virginia, Inc. (VA)
Azure IV Acquisition Corporation (AZ)
Azure VI Merger Co. (CA)
Bass Administrators, Inc. (LA)
Brown & Brown of Indiana, Inc. (IN)
Brown & Brown of Lehigh Valley, Inc. (PA)
Brown & Brown of New Mexico, Inc. (NM)
Brown & Brown of Northern California, Inc. (CA)
Ernest Smith Insurance Agency, Inc. (FL)
Flagship Group Insurance Agency, Ltd. (MA)
Flagship Management Co. (VA)
Flagship Maritime Adjusters, Inc. (VA)
Florida Intracoastal Underwriters, Limited Company (FL)
Halcyon Underwriters, Inc. (FL)
Hotel-Motel Insurance Group, Inc. (FL)
MacDuff America, Inc. (FL)
MacDuff Pinellas Underwriters, Inc. (FL)
MacDuff Underwriters, Inc. (FL)
M&J Buildings, LLC (ND)
Richard-Flagship Services, Inc. (VA) (The Flagship Group, Ltd. owns 50%)